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                                                                  EXHIBIT 10.19



                                PROMISSORY NOTE

$3,661,505.39                                                September 16, 1997

     The undersigned (the "Maker") unconditionally promises to pay to the order of ATC Communications Group, Inc. (the "Company") at 5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225, or such other address given to the Maker by the Company, in lawful money of the United States of America, and as hereinafter provided, the principal amount of Three Million Six Hundred Sixty-One Thousand Five Hundred and Five and 39/100 dollars ($3,661,505.39), or so much thereof as may be outstanding from time to time, together with interest on the principal amount from time to time remaining unpaid hereunder from the date hereof until maturity at the rate of interest which shall from day-to-day equal the lesser of (a) six percent (6%) per annum or (b) the Maximum Rate. All past due principal and interest on this Note shall bear interest from maturity hereof until paid at a rate per annum which shall from day-to-day equal to the lesser of (a) ten percent (10%) or (b) the Maximum Rate.

     The term "Maximum Rate," as used herein, shall mean, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note under the laws which are presently in effect of the United States and the State of Texas applicable to such holder and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States and the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     The accrued but unpaid interest on this Note shall be payable in quarterly installments, payable on the last business day of each calendar quarter until all indebtedness under this Note has been paid in full. A principal payment of $732,301.06 shall be paid on or before June 16, 1998. All remaining principal and accrued but unpaid interest shall be due and payable on June 30, 1998.

     The Maker shall have the right and privilege of prepaying all or any part of this Note at any time without notice, premium or penalty and all amounts prepaid shall be applied first to the payment of accrued interest and the balance remaining, if any, shall be applied to the reduction of principal.

     This Note shall become immediately due and payable, at the option of the holder hereof, without presentment or demand or any notice to the Maker or any other person obligated hereon, upon the occurrence of any of the following events (collectively, "Events of Default"): (a) default in the payment or performance of any liability or obligation hereunder of the Maker to the holder of this Note and such default shall continue for fifteen (15) days; (b) default in the performance of any obligation of Codinvest Limited under the terms of that certain Stock Pledge Agreement between Codinvest Limited, a British Virgin Islands corporation, and the Company dated the date hereof (the "Pledge Agreement"), which secures repayment of this Note, and such


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default shall continue for fifteen (15) days; (c) Maker shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator, (ii) file a voluntary petition in bankruptcy, admit in writing that Maker is unable to pay Maker's debts as they become due or generally not pay Maker's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against Maker in any bankruptcy, reorganization or insolvency proceeding, or (vi) take action to effect any of the foregoing.

     Under the terms of the Pledge Agreement, as security for payment of Maker's obligations hereunder, Codinvest Limited has granted to the Company a security interest in 4,672,897 shares of the Common Stock of Computer Integration Corp., a Delaware corporation (the "Collateral").

     Upon an Event of Default, and at any time thereafter, at the option of the holder of this Note, any or all of the principal hereof and accrued, but unpaid, interest, shall become immediately due and payable without presentment or demand or any notice to the Maker or any other person obligated thereon and the Company shall have and may exercise with reference to the Collateral any or all the rights and remedies of a secured party under the Uniform Commercial Code as adopted and as amended in the State of Texas, and as otherwise granted herein or under any law or under any other agreement executed by the Maker. In the event that an Event of Default occurs in connection with the payment of the Note at maturity, regardless of how such default or maturity occurs, Maker may seek, among other permitted courses of action, the preservation, enforcement, foreclosure or other similar sale or disposition of any security interest or other liens anytime hereafter securing the payment of the indebtedness evidenced by this Note, and no attachment, execution, or other writ of process shall be sought, issued or levied against any assets, properties or funds of Maker as such.

     No waiver by the Company of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of the Company; no delay or omission in the exercise or enforcement by the Company of any rights or remedies shall ever be construed as a waiver of any right or remedy of the Company; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of the Company.

     If this Note is collected by suit or through any probate or bankruptcy court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may be brought about, and it is placed in the hands of an attorney for collection, then the Maker agrees to pay all costs and expenses of collection including, but not limited to, court costs and attorney's fees of the holder hereof.

     The Maker and all sureties, endorsers and guarantors of this Note jointly and severally waive notice of default, demand, presentment for payment, notice of non-payment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, and all other notices, filing




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of suit and diligence in collecting this Note or enforcing any of the security herefor and agree to any substitution, exchange or release of any of such security or the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder herefor, in order to enforce payment by them of this Note, to first institute suit or exhaust its remedies against the Maker or others liable herefor, or to enforce its rights against any security herefor, and consent to any extensions or postponements or time of payment of this Note or any other indulgences with respect hereto, without notice thereof to any of them.

     Notwithstanding anything contained in this Note to the contrary, the Company shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the amount permitted and calculated at the Maximum Rate, and, in the event the Company ever receives, collects or applies as interest any amount in excess of the amount permitted and calculated at the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Maker and the Company shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note.

     THIS NOTE IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY TO THE TERMS HEREOF, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE. IN THE EVENT OF A DISPUTE INVOLVING THIS NOTE OR ANY OTHER INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, THE UNDERSIGNED IRREVOCABLY AGREES THAT VENUE FOR SUCH DISPUTE SHALL LIE IN ANY COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS.





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     NO ORAL AGREEMENTS. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN
THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.


                                     MAKER:



                                    /s/ MICHAEL G. SANTRY
                                    ----------------------------------
                                    MICHAEL G. SANTRY

                         Address:   5950 Berkshire Lane
                                    Suite 1650
                                    Dallas, Texas 75225



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